Exhibit 99.1

AeroGrow Reports Results for the Fourth Quarter and Full Year Ended March 31, 2015

●	Sales increase 92% to $17.9 million for Fiscal Year 2015
●	Retail channel sales increase 209% YOY to $11.1 million
●	Adjusted EBITDA improves to a record $609,000 for the year

BOULDER, CO—(Marketwired – June 29, 2015) – AeroGrow International, Inc (OTCQB: AERO) (“AeroGrow” or the “Company”), which sells the Miracle-Gro AeroGarden® line of high output, soil-free indoor gardens, seed pod kits and hydroponic nutrients, today announced results for the fourth quarter and Fiscal Year (FY) ended March 31, 2015.

For the year ended March 31, 2015 the Company recorded total revenue of $17.9 million, an increase of 92% over the same period in the prior year.  Results for the quarter ended March 31, 2015 saw revenue increase 37% year over year to $3.6 million.  Adjusted EBITDA for the full year increased to $609,000, up $798,000 versus the prior year period.

“Our core strategy for FY 2015 was to grow at a rapid rate while generating at least a modest EBITDA profit, and I think our results are a strong validation of this approach,” said President and CEO J. Michael Wolfe.

 “Our growth was driven largely by sales in our Retail distribution channel, both on-line and in-store, which increased over 200% year over year.  We continued to show strong results with our on-line retail partners, including Amazon, Costco.com, Walmart.com, HomeDepot.com, and others.  This growth in the on-line channel actually accelerated in Q4, with sales at Amazon growing more than 270% year over year in the March quarter.

“We conducted in-store tests with various products at different price points and in a wide range of demographics and geographies.  These tests included Costco, Walmart and several others and our results varied widely – ranging from full sell-thru in some locations to very limited in others.  We learned a great deal from these tests and have developed a plan to drive promotions, product placement, pricing, and other factors in order to successfully build a strong in-store program over time.

“Our Direct-to-Consumer channel generated 21% growth year over year.  We’re quite pleased with this growth, after several years of decline in this channel, especially given all of the new retail distribution we opened up.  This additional distribution – while clearly generating more total sales for us – created quite a bit of competition for our web and catalog business.

“I am extremely proud of the progress that we’ve made here at AeroGrow.  Our focus for FY 2016 will be to continue growing our key distribution channels, including testing an international sales model.  In addition, we plan to continue our commitment to introducing innovative new products into the market, while emphasizing improved gross margins and profitability.”

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS

	Years ended March 31,
	2015	2014
(in thousands, except per share data)
Net revenue	$17,912	$9,355
Cost of revenue	12,367	5,582
Gross profit	5,545	3,773

Operating expenses
Research and development	389	277
Sales and marketing	3,895	2,629
General and administrative	2,088	1,743
Total operating expenses	6,372	4,649

Loss from operations	(827)	(876)

Other (expense) income, net
Fair value changes in derivative warrant liability	842	(1,966)
Interest expense	-	(74)
Interest expense – related party	(207)	(8)
Other income, net	1	518
Total other (expense) income, net	636	(1,530)

Net loss	$(191)	$(2,406)
Less: Deemed dividend on convertible preferred stock	-	(268)
Less: Preferred stock dividend	(1,355)	(1,456)
Net loss attributable to common shareholders	$(1,546)	$(4,130)

Net loss per common share, basic and diluted	$(0.26)	$(0.76)

Weighted average number of common shares outstanding, basic and diluted	5,847	5,408

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	March 31,	March 31,
(in thousands, except share and per share data)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$1,015	$1,707
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $10 and $5 at March 31, 2015 and 2014, respectively	1,300	573
Other receivables	214	187
Inventory, net	2,603	1,311
Prepaid expenses and other	144	306
Total current assets	5,291	4,099
Property and equipment, net of accumulated depreciation of $3,284 and $3,024 at March 31, 2015 and 2014, respectively	525	298
Other long-term assets
Intangible assets, net	2	2
Deposits	156	145
Total assets	$5,974	$4,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,641	$553
Accrued expenses	816	306
Customer deposits	30	-
Deferred rent	1	3
Notes payable – related party	207	-
Derivative warrant liability	1,688	2,530
Debt associated with sale of IP	208	258
Total current liabilities	4,591	3,650
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 issued and outstanding at March 31, 2015 and 2014	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 6,563,518 and 6,129,326 shares issued and outstanding at March 31, 2015 and 2014, respectively	6	6
Additional paid-in capital	82,101	79,563
Stock dividend to be distributed	1,715	1,456
Accumulated deficit	(82,442)	(80,134)
Total stockholders' equity	1,383	894
Total liabilities and stockholders' equity	$5,974	$4,544

AEROGROW INTERNATIONAL, INC.
EBITDA CALCULATION

	Fiscal Years Ended March 31,
(in thousands)	2015	2014
Loss from operations	$(827)	$(876)

Add back non-cash items:
Depreciation	260	156
Amortization	-	-
Stock based compensation	302	257
Common stock warrant expense	37	36
Scott’s Miracle-Gro IP royalty and branding license	837	238
Total non-cash Items	1,436	687

Adjusted EBITDA	$609	$(189)

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Conference Call Details

The conference call is scheduled for 12:00 pm ET on June 30, 2015. To participate in the call, please dial:

U.S. (Toll Free): 1 (888) 347-7861
Toll/International: 1 (412) 902-4227

A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until September 28, 2015. To access the replay by phone, please dial:

U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
Conference Number: 10067574

About AeroGrow International, Inc. Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Genesis Select Corp.
Budd Zuckerman
bzuckerman@genesisselect.com
303-415-0200

OR

Grey Gibbs
Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755